Exhibit 23.1

AUDIT ALLIANCE LLP®

A Top 18 Audit Firm

10 Anson Road, #20-16 International Plaza, Singapore 079903.

UEN: T12LL1223B GST Reg No: M90367663E Tel: (65) 6227 5428

Website: www.allianceaudit.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statements on Forms S-3 of our report dated September 28, 2023, relating to the consolidated financial statements of Singularity Future Technology Ltd. and its subsidiaries, appearing in its Annual Report on Form 10-K for the year ended June 30, 2023.

We also consent to the reference to us under the heading “Experts” in the Registration Statement.

/s/ Audit Alliance LLP

Singapore

September 6, 2024